UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 9, 2006

SCM Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

466 Kato Terrace, Fremont, California		94539

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510-360-2300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 9, 2006, SCM Microsystems GmbH, a wholly owned subsidiary of SCM Microsystems Inc. (the “Company”), received a payment from Aston France S.A.S. (“Aston”) of approximately €4.0 million, or approximately $5.0 million based on an exchange rate of 0.78382, related to a refund for previously paid value added taxes.

In April 2005, the Company entered into an agreement with Aston, whereby Aston agreed to (i) seek a refund from the French government for approximately $4.7 million in value added taxes (the “VAT Refund”) that the Company paid to the French government with respect to products that Aston purchased from the Company prior to November 2002 and (ii) remit the refunded amount to the Company. On October 13, 2005, the French government refunded the VAT Refund to Aston, but Aston did not remit such amount to the Company.  Shortly thereafter, Aston filed a claim against the Company alleging participation by the Company in the counterfeiting of Aston’s conditional access modules (the “Aston Claim”).

In its complaint filed in France, Aston claims damages in the amount of approximately €54.0 million.  On February 2, 2006, the Company filed a counterclaim against Aston alleging damages in the amount of $14 million resulting from Aston’s fraudulent misrepresentation and breach of contract in connection with the November 2002 settlement agreement between Aston and the Company whereby the Company agreed to cancel binding orders made by Aston and Aston agreed to return unsold inventory to the Company (the “Counterclaim”).

In November 2005, Aston obtained a preliminary injunction in France to stay the Company’s claim for recovery of the VAT Refund and on February 21, 2006, the court that issued the injunction revised its order such that only approximately $1.2 million of the VAT Refund was covered by the injunction.  On June 9, 2006, the court further amended the order and lifted the injunction on the remaining amount of the VAT Refund and Aston remitted the refund to the Company. The difference in value between the VAT Refund received by Aston and the amount paid to the Company is due to currency fluctuation. There has been no ruling yet regarding the Aston Claim the Company’s Counterclaim.  There is no assurance that the Company will be successful in defending itself against the Aston Claim or prosecuting its Counterclaim against Aston, in each case, in a timely manner, in full or at all.

Item 9.01       Financial Statements and Exhibits

          (d)           Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

June 16, 2006	By:	/s/ Stephan Rohaly

	Name:	Stephan Rohaly
	Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 16, 2006.